As filed with the Securities and Exchange Commission On August 4, 2008

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ELECTRONIC ARTS INC.

Delaware	94-2838567
(State of Incorporation)	(IRS employer identification no.)

209 Redwood Shores Parkway

Redwood City, CA 94065

(Address of principal executive offices)

2000 Equity Incentive Plan, as amended

2000 Employee Stock Purchase Plan, as amended

(Full title of the Plan)

Stephen G. Bené

David Leeb

c/o Electronic Arts Inc.

209 Redwood Shores Parkway

Redwood City, CA 94065

(650) 628-1500

(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer  ☑            Accelerated filer  ☐            Non-accelerated filer  ☐            Smaller reporting company  ☐

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Proposed Maximum Amount to be Registered	Proposed Maximum Offering Price Per Share	Aggregate Offering Price	Amount of Registration Fee
Common Stock ($0.01 par value)	3,685,000(1)	$43.45	$160,113,250	$6,293(2)

(1)

Represents 2,185,000 shares available for issuance under the 2000 Equity Incentive Plan and 1,500,000 shares available for issuance under the 2000 Employee Stock Purchase Plan, each as amended on July 31, 2008.

(2)

Calculated solely for the purposes of determining the amount of the Registration Fee pursuant to Rule 457(c) on the basis of the average of the high and low trading prices of Registrant’s Common Stock on July 31, 2008.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E, the contents of Registrant’s Form S-8 Registration Statement, No. 333-39432, filed on June 16, 2000; Registrant’s Form S-8 Registration Statement, No. 333-44222, filed on August 21, 2000; Registrant’s Form S-8 Registration Statement, No. 333-67430, filed on August 13, 2001; Registrant’s Form S-8 Registration Statement, No. 333-99525, filed on September 13, 2002; Registrant’s Form S-8 Registration Statement, No. 333-107710, filed on August 6, 2003; Registrant’s Form S-8 Registration Statement, No. 333-117990, filed on August 6, 2004; Registrant’s Form S-8 Registration Statement, No. 333-127156, filed on August 3, 2005; and Registrant’s Form S-8 Registration Statement, No. 333-138532, filed on November 8, 2006; and Registrant’s Form S-8 Registration Statement, No. 333- 333-145182, filed on August 7, 2007, are hereby incorporated by reference.

ITEM 5.	EXPERTS

The validity of the issuance of the shares of Common Stock offered hereby will be passed upon for the Registrant by Stephen G. Bené, Senior Vice President, General Counsel and Secretary of the Registrant. As of August 4, 2008, Mr. Bené owned 3,033 shares of EA Common Stock, held restricted stock units to acquire 76,650 shares, and held options to purchase a total of 230,900 shares.

ITEM 8.	EXHIBITS

4.01	Registrant’s 2000 Equity Incentive Plan, as amended, and related documents

4.02	Registrant’s 2000 Employee Stock Purchase Plan, as amended, and related documents

5.01	Opinion of General Counsel regarding legality of the securities being issued

15.01	Letter re: Unaudited Interim Financial Information

23.01	Consent of General Counsel (included in Exhibit 5.01)

23.02	Consent of Independent Registered Public Accounting Firm

24.01	Power of Attorney (see page II-1)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual and corporation whose signature appears below constitutes and appoints Eric F. Brown and Kenneth A. Barker and each of them, his or its true and lawful attorneys-in-fact and agents with full power of substitution, for him or it and in his or its name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement of Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Redwood City, State of California, on this 4th day of August, 2008.

ELECTRONIC ARTS INC.

By:	/s/ Stephen G. Bené
Stephen G. Bené
Senior Vice President, General Counsel
and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date
Chief Executive Officer:

/s/ John S. Riccitiello John S. Riccitiello	Chief Executive Officer	August 4, 2008

Principal Financial Officer:

/s/ Eric F. Brown Eric F. Brown	Executive Vice President, Chief Financial Officer	August 4, 2008

Principal Accounting Officer:

/s/ Kenneth A. Barker Kenneth A. Barker	Senior Vice President, Chief Accounting Officer	August 4, 2008

Directors:

/s/ Leonard S. Coleman Leonard S. Coleman	Director	August 4, 2008

/s/ Gary M. Kusin Gary M. Kusin	Director	August 4, 2008

Gregory B. Maffei	Director	August 4, 2008

Vivek Paul	Director	August 4, 2008

/s/ Lawrence F. Probst III Lawrence F. Probst III	Chairman of the Board	August 4, 2008

/s/ John S. Riccitiello John S. Riccitiello	Director	August 4, 2008

/s/ Richard A. Simonson Richard A. Simonson	Director	August 4, 2008

/s/ Linda J. Srere Linda J. Srere	Director	August 4, 2008

INDEX TO EXHIBITS

Exhibit Number	Description
4.01	Registrant’s 2000 Equity Incentive Plan, as amended, and related documents

4.02	Registrant’s 2000 Employee Stock Purchase Plan, as amended, and related documents

5.01	Opinion of General Counsel regarding legality of the securities being issued

15.01	Letter re: Unaudited Interim Financial Information

23.01	Consent of General Counsel (included in Exhibit 5.01)

23.02	Consent of Independent Registered Public Accounting Firm

24.01	Power of Attorney (see page II-1)